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                                                                     EXHIBIT 4.3


                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                           1998 EQUITY INCENTIVE PLAN


         1. Purpose. The Diamond Technology Partners Incorporated 1998 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of Diamond Technology Partners Incorporated (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

         2. Term. The Plan shall become effective upon the date (the "Effective Date") it is approved by the Board of Directors of the Company (the "Board"), subject to its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of the Effective Date unless terminated earlier under Section 14. Certain awards made with the approval of the Company's Management Committee in March and April 1998 (the "March/April Awards") prior to the Effective Date were intended to be pursuant to the Plan and are therefore included under the Plan. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

         3. Plan Administration. The Company's Management Committee, as constituted from time to time, or any other committee appointed by the Board (the "Committee") shall be responsible for administering the Plan. Except as otherwise provided in the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

         4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.


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         5. Shares of Common Stock Subject to the Plan. Subject to the
provisions of Section 6 of the Plan, the aggregate number of shares of Class B Common Stock, $0.001 par value, (and shares of Class A Common Stock into which such Class B Common Stock may be converted) of the Company ("Stock") which may be transferred to participants under the Plan shall be:

                  (i) 3,500,000 shares (including the March/April Awards); plus

                  (ii) any shares that are represented by awards or portions of awards under the Diamond Technology Partners Incorporated 1994 Stock Option Plan, as amended (the "Prior Plan") that are forfeited, expired, cancelled or settled without the issuance of shares; plus

                  (iii) any shares that are represented by options or portions of options not awarded under the Prior Plan but included in clause (i) of Section 3 of the Prior Plan that are forfeited, expired, cancelled or settled without the issuance of shares; plus

                  (iv)  any shares  issued and  included  in clause (i) of
         Section 3 of the Prior Plan that are repurchased by the Company.

         The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be 3,500,000 shares.

         Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

         Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall


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be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

         6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

         7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market System for the ten trading days immediately preceding the date of grant.

         8. Awards. Except as otherwise provided in this Section 8, the Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

                  8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with
         Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.



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                  8.2 SARs. A SAR is a right to receive a payment, in cash
         and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

                  8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

         9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

         10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

         11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so
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subject to all the terms and conditions contained in the instrument evidencing such award.

         12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

         13. Acceleration and Settlement of Awards. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

         14. Plan Amendment. The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of the Company.

         15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.


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         16. Registration of Shares. Notwithstanding any other provision of the
Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

         17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

         18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

         19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

         20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

         21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis.



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Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

         23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.









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